UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

1-16483

(Commission File Number)

Virginia	52-2284372
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2016, Mondelez International Holdings Netherlands B.V. (“MIHNBV”), a wholly-owned Dutch subsidiary of Mondelēz International, Inc. (the “Company”), issued $500 million aggregate principal amount of its Floating Rate Notes due 2019 (the “2019 Floating Rate Notes”), $1,750 million aggregate principal amount of its 1.625% Fixed Rate Notes due 2019 (the “2019 Fixed Rate Notes”) and $1,500 million aggregate principal amount of its 2.000% Fixed Rate Notes due 2021 (the “2021 Fixed Rate Notes,” and collectively with the 2019 Floating Rate Notes and the 2019 Fixed Rate Notes, the “Notes”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture, dated as of October 28, 2016 (the “Indenture”), by and between MIHNBV, as issuer, the Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as supplemented and modified in respect of the Notes by an officers’ certificate of MIHNBV under Section 3.1 of the Indenture, dated as of October 28, 2016 (the “3.1 Certificate”).

The Notes will be fully and unconditionally guaranteed by the Company, on a senior unsecured basis. The Notes are not registered under the Securities Act, do not bear registration rights and are subject to restrictions on transferability and resale.

MIHNBV will pay interest on the 2019 Floating Rate Notes quarterly in arrears on January 28, April 28, July 28 and October 28 of each year until maturity, beginning on January 28, 2017. The 2019 Floating Rate Notes will bear interest at a floating rate equal to three-month USD LIBOR plus 0.61% per annum. The 2019 Floating Rate Notes will mature on October 28, 2019. MIHNBV will pay interest on the 2019 Fixed Rate Notes and the 2021 Fixed Rate Notes semi-annually in arrears on April 28 and October 28 of each year, beginning on April 28, 2017. The 2019 Fixed Rate Notes will mature on October 28, 2019. The 2021 Fixed Rate Notes will mature on October 28, 2021.

The Indenture contains customary agreements and covenants consistent with those contained in the Company’s outstanding senior unsecured notes. These covenants limit the Company’s and its subsidiaries’ ability, subject to certain exceptions, (i) to incur debt secured by liens above a certain threshold or (ii) to engage in certain sale and leaseback transactions above a certain threshold. These covenants also limit the Company’s and MIHNBV’s ability, subject to certain exceptions, to consolidate, merge, convey or transfer its assets substantially as an entirety. If there occurs a change of control event with respect to the Company combined with a rating downgrade of any series of Notes below an investment grade rating by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, MIHNBV will be required to make an offer to purchase the Notes of the applicable series at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase.

MIHNBV may redeem the 2019 Fixed Rate Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, plus accrued and unpaid interest to, but not including, the date of redemption. Prior to September 28, 2021, MIHNBV may redeem the 2021 Fixed Rate Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, plus accrued and unpaid interest to, but not including, the date of redemption. On or after September 28, 2021, MIHNBV may redeem the 2021 Fixed Rate Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption.

The Indenture and the 3.1 Certificate are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and the above description of the material terms of the Indenture (as supplemented and modified by the 3.1 Certificate) and the Notes is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description

4.1	Indenture

4.2	3.1 Certificate

4.3	Specimen of Floating Rate Notes due 2019 (included in the 3.1 Certificate filed as Exhibit 4.2)

4.4	Specimen of Fixed Rate Notes due 2019 (included in the 3.1 Certificate filed as Exhibit 4.2)

4.5	Specimen of Fixed Rate Notes due 2021 (included in the 3.1 Certificate filed as Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name: Carol J. Ward
Title: Vice President and Corporate Secretary

Date: October 28, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture

4.2	3.1 Certificate

4.3	Specimen of Floating Rate Notes due 2019 (included in the 3.1 Certificate filed as Exhibit 4.2)

4.4	Specimen of Fixed Rate Notes due 2019 (included in the 3.1 Certificate filed as Exhibit 4.2)

4.5	Specimen of Fixed Rate Notes due 2021 (included in the 3.1 Certificate filed as Exhibit 4.2)